Exhibit 99.B(d)(87)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

SSGA Funds Management, Inc.

As of July 6, 2007, as amended September 14, 2014, June 23, 2015 and September 11, 2017

SEI Institutional Managed Trust

S&P 500 Index Fund

Multi-Asset Income Fund

Dynamic Asset Allocation Fund

Large Cap Index Fund

Agreed and Accepted:

SEI Investments Management Corporation	SSGA Funds Management, Inc.

By:	By:

/s/ William T. Lawrence	/s/ Barry F.X. Smith

Name:	Name:

William T. Lawrence	Barry F.X. Smith

Title:	Title:

Vice President	Senior Managing Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

SSGA Funds Management, Inc.

As of July 6, 2007, as amended September 14, 2014, June 23, 2015 and September 11, 2017

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

S&P 500 Index Fund	[REDACTED]
Multi-Asset Income Fund	[REDACTED]
Dynamic Asset Allocation Fund	[REDACTED]
Large Cap Index Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	SSGA Funds Management, Inc.

By:	By:

/s/ William T. Lawrence	/s/ Barry F.X. Smith

Name:	Name:

William T. Lawrence	Barry F.X. Smith

Title:	Title:

Vice President	Senior Managing Director